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                                                                     EXHIBIT 5.1


                                September 4, 1998

(949) 451-3802                                                     C 42273-00001

I-Flow Corporation
20202 Windrow Drive
Lake Forest, CA  92630

         Re:     Registration Statement on Form S-3 re 1,277,614 Shares
                 of Common Stock (Registration No. 333-       )

Ladies and Gentlemen:

         We have acted as counsel to I-Flow Corporation, a California corporation (the "Company"), in connection with the filing of a Registration Statement (the "Registration Statement") with respect to the resale by certain selling shareholders of 1,277,614 shares of the Company's common stock (the "Common Stock"), no par value (the "Resale Shares"), issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Of the Resale Shares, (i) 961,942 shares of Common Stock were issued by the Company pursuant to that certain Agreement and Plan of Merger dated as of February 9, 1998 (the "Merger Agreement") with InfuSystems II, Inc. ("InfuSystems"), Venture Medical, Inc. ("VMI"), and the shareholders of InfuSystems and VMI; (ii) an additional 193,635 shares must be issued by the Company pursuant to the "valuation floor" provisions of the Merger Agreement; (iii) 59,395 shares of Common Stock were issued to Amherst Capital Partners, L.L.C. ("Amherst") pursuant to that certain Amherst Fee Agreement dated as of February 9, 1998; (iv) an additional 41,171 shares must be issued to Amherst pursuant to the valuation floor provisions of the Amherst Fee Agreement; and (v) 21,471 shares are reserved for issuance pursuant to the anti-dilution requirements (the "Warrant Shares") of that certain Warrant Agreement dated as of July 18, 1996 between the Company and Silicon Valley Bank (the "Warrantholder") (collectively the "Selling Shareholders"), all as described in the Registration Statement.
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I-Flow Corporation
September 4, 1998
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         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Resale Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Resale Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         2. The Warrant Shares to be issued to the Warrantholder have been duly authorized and reserved and, when issued upon exercise of the applicable Warrant in accordance with its terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

         Our opinions set forth above are subject to the following additional qualifications and limitations: The Company is a California corporation. This opinion is limited to California and federal law. You have informed us that the Selling Shareholders may sell the Resale Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof and to all facts as they presently exist.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP
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                                        GIBSON, DUNN & CRUTCHER LLP